Exhibit 99.2

The instructions accompanying this Letter of Transmittal and Acceptance Form (“Letter of Transmittal”) should be read carefully before completing this Letter of Transmittal. This Letter of Transmittal if for use in accepting the Offer by Medicure Inc. to purchase up to 4,000,000 Common Shares. The Depositary or your broker or other financial advisor will assist you in completing this Letter of Transmittal.

LETTER OF TRANSMITTAL

TO DEPOSIT THE COMMON SHARES OF

MEDICURE INC.

Pursuant to the Offer to Purchase dated November 1, 2019

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (EASTERN STANDARD TIME) ON DECEMBER 19, 2019 UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

The Depositary is: COMPUTERSHARE TRUST COMPANY OF CANADA

Toll Free: 1-800-564-6253

OR E-mail: corporateactions@computershare.com

By Mail:	By Hand, Registered Mail or by Courier:
P.O. Box 7021	100 University Avenue,
31 Adelaide Street East	8th Floor
Toronto, Ontario M5C 3H2	Toronto, Ontario M5J 2Y1

Attention: Corporate Actions	Attention: Corporate Actions

This Letter of Transmittal is to be used only if certificates or a direct registration statement (“DRS”) advice for Common Shares (as defined below) are to be forwarded with it pursuant to Section 3 of the Offer to Purchase (as defined below).

TO:	MEDICURE INC. ("Medicure" or the "Company")

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA (the "Depositary")

The undersigned delivers to Medicure the enclosed certificate(s) or DRS advice for Common Shares and, subject only to the provisions of the Offer (as defined below) regarding withdrawal, irrevocably accepts the Offer for such Common Shares upon the terms and conditions contained in the Offer. The following are the details of the enclosed certificate(s):

DESCRIPTION OF COMMON SHARES DEPOSITED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Owner(s) (Please Fill in Exactly as Name(s) Appear(s) on Common Shares

COMMON SHARES DEPOSITED (Attach signed list if necessary)
Certificate Number(s) or DRS advice control number	Common Shares Represented by Certificate(s)	Common Shares Deposited*

Total Number Of Common Shares Deposited:

*       If you desire to deposit fewer than all Common Shares evidenced by any certificate or DRS advice listed above, indicate in this column the number of Common Shares you wish to deposit. Otherwise, all Common Shares evidenced by such certificates or DRS advice will be considered to have been deposited. See Instruction 4 in this Letter of Transmittal.

**Note: If your certificates have been lost, stolen or destroyed please refer to the instructions contained in Box G

Delivery of this instrument to an address other than provided herein does not constitute a valid delivery.

SHAREHOLDERS (AS DEFINED BELOW) WHO WISH TO DEPOSIT COMMON SHARES UNDER THE OFFER AND WHOSE CERTIFICATE OR DRS ADVICE IS REGISTERED IN THE NAME OF AN INVESTMENT DEALER, STOCK BROKER, BANK, TRUST COMPANY OR OTHER NOMINEE SHOULD IMMEDIATELY CONTACT SUCH NOMINEE IN ORDER TO TAKE THE NECESSARY STEPS TO BE ABLE TO DEPOSIT SUCH COMMON SHARES UNDER THE OFFER. PARTICIPANTS OF CDS AND DTC SHOULD CONTACT SUCH DEPOSITARY WITH RESPECT TO THE DEPOSIT OF THEIR COMMON SHARES UNDER THE TERMS OF THE OFFER.

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany the certificates or DRS advice for the Common Shares deposited pursuant to the Offer to Purchase. The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used and not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase that accompanies this Letter of Transmittal. In the case of any inconsistency between the terms of this Letter of Transmittal and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.

The undersigned hereby deposits to Medicure, the above-described common shares of Medicure (the "Common Shares") upon the terms and subject to the conditions set forth in Medicure's offer to purchase dated November 1, 2019 (the "Offer to Purchase"), Medicure's accompanying issuer bid circular of the same date (the "Circular") and this Letter of Transmittal (which, as amended, or supplemented from time to time, together with the Offer to Purchase and the Circular constitute the "Offer"), including the provisions related to proration described therein.

SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE INCOME TAX CONSEQUENCES OF DEPOSITING COMMON SHARES UNDER THE OFFER. SEE SECTION 17 "CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF COMMON SHARES" IN THE CIRCULAR THAT ACCOMPANIES THIS LETTER OF TRANSMITTAL. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS.

Subject to and effective upon acceptance for purchase of the Common Shares deposited hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Medicure all rights, title and interest in and to all Common Shares deposited hereby and in and to any and all rights, benefits and claims in respect of or arising, or having arisen as a result of the undersigned's status as a shareholder of Medicure (a "Shareholder") and in and to any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred, or may be payable, issuable, distributable or transferable, on or in respect of such Common Shares or any of them on or after the date upon which the Common Shares are taken up and paid for under the Offer and hereby irrevocably constitutes and appoints the Depositary and any director or officer of Medicure as attorney in-fact of the undersigned with respect to such Common Shares effective from the time Medicure takes up and pays for the Common Shares (the "Effective Time"), with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:

(a)	deliver certificates or a DRS advice for such Common Shares, together with all accompanying evidences of transfer and authenticity, to or upon the order of Medicure upon receipt by the Depositary, as the undersigned's agent, of the Purchase Price;

(b)	present certificates or a DRS advice for such Common Shares for cancellation and transfer on the register for the Common Shares; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that:

(a)	when and to the extent Medicure accepts the Common Shares for payment, Medicure will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom and the same will not be subject to any adverse claim, provided that any distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Common Shares to Shareholders of record on or prior to the date on which the Common Shares are taken up and paid for under the Offer shall be for the account of the undersigned;

(b)	on request, the undersigned will execute and deliver any additional documents that the Depositary or Medicure deems necessary or desirable to complete the assignment, transfer, and purchase of the Common Shares deposited hereby; and

(c)	the undersigned has read and agrees to all of the terms of the Offer.

The names and addresses of the registered owners should be printed, if they are not already printed above, as they appear on the certificates or DRS advice representing Common Shares deposited hereby. The certificates or DRS advice representing Common Shares deposited and the number of Common Shares that the undersigned wishes to deposit should all be indicated in the appropriate boxes.

The undersigned understands that if more than 4,000,000 Common Shares (or such larger number as Medicure may determine it is willing to take-up and pay for) are tendered to the Offer, then the tendered Common Shares will be purchased on a pro rata basis according to the number of Common Shares deposited (or deemed to be deposited) by the depositing Shareholders (with adjustments to avoid the purchase of fractional Common Shares). Medicure's determination as to pro-ration shall be final and binding.

The undersigned understands that, upon the terms and subject to the conditions of the Offer (including the proration provisions described in the Offer), all Common Shares properly deposited and not withdrawn, will be purchased at the Purchase Price, net to each Shareholder in cash (but subject to applicable withholding taxes, if any), for all Common Shares purchased. Medicure will return all Common Shares not purchased under the Offer, including Common Shares not purchased because of proration. Certificates or a DRS advice for all Common Shares not purchased, including Common Shares not purchased due to proration, will be returned or replaced with new certificate/DRS advice representing the balance of Common Shares not purchased (in the case of certificates or a DRS advice representing Common Shares of which less than all are purchased), as soon as practicable after the Expiration Date or termination of the Offer without expense to the depositing Shareholder.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Medicure may terminate or amend the Offer or may not be required to purchase any of the Common Shares deposited hereby or may accept for payment, in accordance with the applicable proration provisions relating to Common Shares deposited, fewer than all of the Common Shares deposited hereby. The undersigned understands and acknowledges that certificate(s) for any Common Shares not deposited or not purchased will be returned to the undersigned at the address indicated above. The undersigned recognizes that Medicure has no obligation, pursuant to the payment instructions, to transfer any certificates or DRS advice for Common Shares from the name of the registered owner.

The undersigned understands and acknowledges that acceptance of Common Shares by Medicure for payment will constitute a binding agreement between the undersigned and Medicure, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer.

The undersigned understands and acknowledges that payment for Common Shares accepted for payment pursuant to the Offer will be made by Medicure by depositing the aggregate Purchase Price for such Common Shares taken up by Medicure with the Depositary, which will act as agent for Shareholders who have properly deposited Common Shares in acceptance of the Offer for the purpose of receiving payment from Medicure and transmitting payment to such Shareholders. The undersigned further understands and acknowledges that receipt by the Depositary from Medicure of payment for such Common Shares will be deemed to constitute receipt of payment by such Shareholders. Under no circumstances will interest be paid by Medicure or the Depositary by reason of any delay in paying for any Common Shares or otherwise.

The cheque for the Purchase Price for such of the deposited Common Shares as are taken up by Medicure will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in Box A - "Payment Instructions", Box B - "Delivery Instructions", or Box D - "Hold for Pick-Up". Such payment will be received in Canadian dollars.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this deposit is irrevocable.

If a certificate representing Common Shares has been lost, stolen or destroyed, this Letter of Transmittal, including Box G, if applicable - "Lost, Stolen or Destroyed Certificates" should be completed as fully as possible and forwarded to the Depositary, together with payment payable for the premium and providing a telephone number.

The undersigned agrees not to exercise any of the other rights or privileges attaching to any of the deposited Common Shares taken up and paid for under the Offer, or otherwise act with respect thereto.

The parties acknowledge that they have requested that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente entente, ainsi que de tous documents conclus, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou conformément à la présente entente.

BOX A PAYMENT INSTRUCTIONS (See Instruction 6) ISSUE CHEQUE IN THE NAME OF: (please print)	BOX B DELIVERY INSTRUCTIONS (See Instruction 6) SEND CHEQUE (Unless Box "D" is checked) TO: (please print)

(Name)	(Name)

(Street Address and Number)

(City and Province or State)	(Street Address and Number)

(Country and Postal (Zip) Code)	(City and Province or State)

(Telephone – Business Hours)	(Country and Postal (Zip) Code)

(Social Insurance or Social Security Number)

BOX C

JURISDICTION OF RESIDENCE

Each Shareholder tendering Shares must represent as to whether or not such Shareholder is a resident of Canada for purposes of the Income Tax Act (Canada) by completing this Box C. Shareholders who are not resident in Canada for purposes of the Income Tax Act (Canada) may be subject to withholding tax – see “Important U.S. Tax Information for U.S. Holders” below.

The undersigned hereby declares that it:

☐ IS

☐ IS NOT

Resident in Canada for purposes of the Income Tax Act (Canada).

If the undersigned IS NOT a resident in Canada for purposes of the Income Tax Act (Canada) and is entitled to benefits of a treaty between Canada and its country of residence, please complete and submit a copy of form NR301 – “Declaration of Eligibility for Benefits Under a Tax Treaty for a Non-Resident Taypayer”, and indicate in which jurisdiction you are resident: _______________________.

BOX D HOLD FOR PICK-UP (See Instruction 6) CHECK HERE ☐ TO HOLD CHEQUE FOR PICKUP at the office of which the Common Shares were deposited

BOX E

CURRENCY ELECTION

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by Computershare, in its capacity as foreign exchange service provider to Medicure, on the date the funds are converted; (b) the risk of any fluctuation in such rate will be borne by the undersigned; and (c) Computershare may earn commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency.

Failure to make an election will result in any cash payment under the offer being paid in Canadian dollars.

❑ Check here if you wish to receive payment in United States Dollars

BOX F

GUARANTEED DELIVERY

CHECK HERE ☐ IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type)

Name of Registered Holder:

Date of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

BOX G

LOST, STOLEN OR DESTROYED CERTIFICATES

If your lost certificate(s) forms part of an estate or trust, or are valued at more than CAD $200,000.00, please contact Computershare for additional instructions. Any person who, knowingly and with intent to defraud any insurance company or other person, files a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

Premium Calculation:

_____________________ (# of Common Shares) X CAD $0.195 = Premium Payable $ _____________________

NOTE: Payment is NOT required if the premium is less than $5.00. The option to replace your certificate/s by completing this Box G will expire on the Expiration Date. After this date, Shareholders must contact Computershare for alternative replacement options.

❑ I enclose my certified cheque, bank draft or money order payable to Computershare Trust Company of Canada.

STATEMENT OF LOST CERTIFICATES:

The undersigned (solitarily, jointly and severally, if more than one) represents and agrees to the following: (i) the undersigned is (and, if applicable, the registered owner of the original share certificate(s) ("Original(s)"), at the time of their death, was) the lawful and unconditional owner of the Original(s) and is entitled to the full and exclusive possession thereof; (ii) the missing certificate(s) representing the Original(s) have been lost, stolen or destroyed, and have not been endorsed, cashed, negotiated, transferred, assigned, pledged, hypothecated, encumbered in any way, or otherwise disposed of; (iii) a diligent search for the certificate(s) has been made and they have not been found; and (iv) the undersigned makes this statement for the purpose of transferring or exchanging the Original(s) (including, if applicable, without probate or letters of administration or certification of estate trustee(s) or similar documentation having been granted by any court), and hereby agrees to surrender the certificate(s) representing the Original(s) for cancellation should the undersigned, at any time, find the certificate(s).

The undersigned hereby agrees, for myself and my heirs, assigns and personal representatives, in consideration of the transfer or exchange of the Original(s), to completely indemnify, protect and hold harmless Medicure Inc., Computershare Trust Company of Canada and Aviva Insurance Company of Canada, each of their lawful successors and assigns, and any other party to the transaction (the "Obligees"), from and against all losses, costs and damages, including court costs and attorneys’ fees that they may be subject to or liable for in respect of the cancellation and/or replacement of the Original(s) and/or the certificate(s) representing the Original(s) and/ or the transfer or exchange of the Originals represented thereby, upon the transfer, exchange or issue of the Originals and/or a cheque for any cash payment. The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I acknowledge that a fee of $0.195 per lost Common Share is payable by the undersigned. Surety protection for the Obligees is provided under Blanket Lost Original Instruments/Waiver of Probate or Administration Bond No. 35900-16 issued by Aviva Insurance Company of Canada.

BOX H

SHAREHOLDER(S) SIGN HERE

(See Instructions 1 and 5)
(Recipients in the U.S.: Please Complete
Form W-9)

Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s), DRS advice or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other legal representative acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5.

BOX I

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 5)

Authorized Signature:

Name(s):

(Please Print)

Title:

Name of Firm:

Address:

(Include Postal Code or Zip Code)

Area Code and Telephone Number:

Dated _____________________________________.

Authorized Signature:

Signature(s) of Shareholder
or legal representative

Name(s):

(Please Print)

Capacity:

Address:

(Include Postal Code or Zip Code)

Area Code and Telephone Number:

SIN; BIN; TIN; SSN

Shareholders must provide their Social Insurance No. or Business Identification No.; U.S. Shareholders must provide their Taxpayer Identification No. or Social Security No. and complete Form W-9

Dated _____________________________________.

IMPORTANT: This Letter of Transmittal or a manually signed photocopy of it (together with certificates or DRS advice for the Common Shares and all other required documents) or the Notice of Guaranteed Delivery, as applicable, must be received by the Depositary on or before the Expiration Date.

INSTRUCTIONS

Forming Part of the Terms of the Offer

1.	Signature Guarantees. No guarantee of a signature is required if either:

(a)	this Letter of Transmittal is signed by the registered owner of the Common Shares deposited with this Letter of Transmittal and payment and delivery are to be made directly to such holder and such holder has not completed either Box A - "Payment Instructions" or Box B "Delivery Instructions" above; or

(b)	such Common Shares are deposited for the account of a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an "Eligible Institution"). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box I, "Guarantee of Signature(s)". See Instruction 5.

2.	Delivery of Letter of Transmittal and Certificates or DRS Advice – Guaranteed Delivery Procedures. This Letter of Transmittal is to be used if certificates or a DRS advice are to be forwarded with it to the Depositary. Certificates or a DRS advice for all physically deposited Common Shares together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be hand delivered, couriered or mailed to the Depositary at the appropriate address set forth herein and must be received by the Depositary by the Expiration Date (as defined in the Offer to Purchase).

Shareholders whose certificates are not immediately available or who cannot deliver certificates for Common Shares and all other required documents to the Depositary by the Expiration Date, may only deposit their Common Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile of it) to the Depositary by the Expiration Date, which must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery, and by otherwise complying with this guaranteed delivery procedure as set forth in Section 3 of the Offer to Purchase. Pursuant to such guaranteed delivery procedure, the certificates for all physically deposited Common Shares, as well as a properly completed and duly executed Letter of Transmittal and all other documents required by this Letter of Transmittal (or a manually executed photocopy thereof) relating to such Common Shares with signatures that are guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by this Letter of Transmittal must be received by the Depositary before 5:00 p.m. (Eastern Standard Time) on or before the second trading day on the TSX Venture Exchange after the Expiration Date. See Section 3 of the Offer to Purchase.

The Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by e-mail transmission to the Toronto office of the Depositary listed in the Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. For Common Shares to be validly deposited pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery by the Expiration Date.

The method of delivery of all documents, including certificates or DRS advices for Common Shares, is at the election and risk of the depositing Shareholder. If delivery of certificates or DRS advice representing Common Shares is by mail, registered mail (properly insured) is recommended and it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to such date. Delivery of a certificate or DRS advice representing Common Shares will only be made upon actual receipt of such certificates or DRS advice representing such Common Shares by the Depositary.

Medicure will not purchase any fractional Common Shares, nor will it accept any alternative, conditional or contingent deposits except as specifically permitted by the Offer to Purchase. All depositing Shareholders, by execution of this Letter of Transmittal (or a manually executed photocopy of it) and delivery of it in the manner prescribed herein, waive any right to receive any notice of the acceptance of their deposit.

3.	Inadequate Space. If the space provided in the box captioned "Description of Common Shares Deposited" is inadequate, the certificate numbers and/or the number of Common Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.	Partial Deposits and Unpurchased Common Shares. If fewer than all of the Common Shares evidenced by any certificate are to be deposited, fill in the number of Common Shares which are to be deposited in the column entitled "Number of Common Shares Deposited". In such case, if any deposited Common Shares are purchased, a new certificate/DRS advice for the remainder of the Common Shares evidenced by the old certificate(s) will be issued and sent to the registered holder as soon as reasonably practicable after the Expiration Date. All Common Shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been deposited unless otherwise indicated.

5.	Signatures on Letter of Transmittal, Stock Power and Endorsements.

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the Common Shares deposited hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without any change whatsoever.

(b)	If the Common Shares are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.

(c)	If any deposited Common Shares are registered in different names on several certificates or DRS advice, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates or DRS advice.

(d)	When this Letter of Transmittal is signed by the registered owner(s) of the Common Shares listed and transmitted hereby, no endorsements of certificate(s) representing such Common Shares or separate stock powers are required unless payment is to be made, or the certificates or DRS advice for Common Shares not deposited or not purchased are to be issued, to a person other than the registered owner(s). Any signature(s) required on such certificates or DRS advice or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificates or DRS advice must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate, and signatures on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

(e)	If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or any other legal representative acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Medicure or the Depositary of their authority to so act.

6.	Special Payment and Delivery Instructions. Complete Box A - "Payment Instructions" and Box B - "Delivery Instructions" if cheques are to be sent to someone other than the undersigned or are to be sent to the undersigned at a different address. If a cheque in payment for Common Shares deposited is to be held by the Depositary for pick-up by the undersigned or any person designated by the undersigned in writing, Box D - "Hold For Pick-Up" on this Letter of Transmittal must be completed.

7.	Lost, Stolen or Destroyed Certificate. In the event any certificate, which represented one or more outstanding Common Shares has been lost, stolen or destroyed, the Shareholder should complete Box G above in this Letter of Transmittal and submit payment (if applicable) for the premium to replace the Common Shares payable to Computershare Trust Company of Canada. If the value of the Common Shares is equal to or greater than $200,000.00 please contact Computershare Investor Services Inc. for further instruction.

8.	Irregularities. All questions as to the number of Common Shares to be taken up, the price to be paid therefor, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any deposit of Common Shares will be determined by Medicure, in its sole discretion, which determination will be final and binding on all parties. Medicure reserves the absolute right to reject any or all deposits of Common Shares determined by it in its sole discretion not to be in proper form nor completed in accordance with the instructions herein and in the Offer or the acceptance for payment of, or payment for, which may, in the opinion of Medicure's counsel, be unlawful. Medicure also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any deposit of any particular Common Shares and Medicure's interpretation of the terms of the Offer (including the instructions in the Offer and this Letter of Transmittal) will be final and binding on all parties. No individual deposit of Common Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with deposits must be cured within such time as Medicure shall determine. None of Medicure, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice. Medicure's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding.

9.	Currency of Payment. The Purchase Price is denominated in Canadian dollars. However, a registered Shareholder can instead elect to receive payment in U.S. dollars by checking the appropriate box in this Letter of Transmittal, in which case such Shareholder will have acknowledged and agreed that the exchange rate for one Canadian dollar expressed in U.S. dollars will be established by the Depositary, in its capacity as foreign exchange service provider to the Company, based on the prevailing market rate(s) available to the Depositary on the date of the currency conversion. All risks associated with the currency conversion from Canadian dollars to U.S. dollars including risks relating to change in rates, the timing of exchange or the selection of a rate for exchange, and all costs incurred with the currency conversion are for the Shareholder’s sole account and will be at such shareholder’s sole risk and expense, and neither the Company nor Computershare Trust Company of Canada or their affiliates are responsible for any such matters.

10.	Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Depositary at the addresses and telephone and facsimile numbers set forth herein. Additional copies of the Offer to Purchase, the Circular and this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary or from your local broker, dealer, commercial bank, or trust company.

11.	Tax Residency – Canadian Withholding Tax. Canadian Residents – To ensure that non-resident withholding tax is not withheld in respect of tendered Common Shares owned by a person resident in Canada for purposes of the Tax Act, the Shareholder must certify in Box C that the Canadian Resident is a resident of Canada. Non-Canadian Resident Shareholders – Non-resident withholding tax may apply in respect of Common Shares owned by a person who is not resident in Canada for purposes of the Tax Act. Non-Resident Shareholders should complete the NR301 form enclosed.

12.	Form W-9. Each U.S. Shareholder depositing Common Shares to the Depositary is required to provide the Depositary with a correct U.S. taxpayer identification number, which is generally the Shareholder's social security or federal employer identification number, and with certain other information, on Form W-9, which is provided under "Important U.S. Tax Information for U.S. Holders" below. Failure to provide the information on this form may subject the depositing Shareholder to a US$50 or greater penalty imposed by the U.S. Internal Revenue Service and backup withholding of 24% of any payment made to the depositing U.S. Shareholder pursuant to the Offer.

13.	Governing Law. The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Manitoba and the laws of Canada applicable therein.

14.	Privacy Notice. The Depositary is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. The Depositary shall use the information you are providing in order to process your request and shall treat your signature(s) as your consent to us so doing.

15.	IMPORTANT U.S. TAX INFORMATION FOR U.S. HOLDERS

Under United States federal income tax law, a U.S. Shareholder (including, for purposes of this section, beneficial owners of the Common Shares) whose deposited Common Shares are accepted for purchase must provide the Depositary with a correct taxpayer identification number ("TIN"), which is generally the Shareholder's social security number or federal employer identification number, on Form W-9. Failure to provide the information on this form may subject the depositing Shareholder or other payee to a US$50 or greater penalty imposed by the United States Internal Revenue Service ("IRS"). In addition, payments to such Shareholders or other payees with respect to deposited Common Shares may be subject to backup withholding at a rate of 24%.

Certain U.S. Shareholders (including, among others, corporations and financial institutions) are generally not subject to information reporting and backup withholding requirements. Such Shareholders should nevertheless complete the attached Form W-9 and check the box entitled "Exempt" in Part II of the Form W-9 to avoid possible erroneous backup withholding. Please consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Form W 9" for additional guidance on which Shareholders are exempt from backup withholding.

If the depositing Shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the Shareholder must write "Applied For" in Part I of the Form W-9 and must also complete the box captioned "Certificate of Awaiting Taxpayer Identification Number". Notwithstanding that "Applied For" in Part I is written and the box captioned "Certificate of Awaiting Taxpayer Identification Number" is completed, the Shareholder will be subject to backup withholding on all payments made prior to the time a properly certified TIN is provided to the Depositary.

Backup withholding is not an additional United States federal income tax. Rather, the United States federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

To ensure compliance with Treasury Department Circular 230, U.S. Shareholders are hereby notified that: (A) any U.S. federal tax advice contained herein is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code, as amended; (B) the advice is written in connection with the promotion or marketing of the transaction or the matters addressed herein; and (C) any U.S. Shareholder should seek advice from an independent tax advisor based on such Shareholder's particular circumstances.